SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 27, 2006
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of Principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement

On January 24, 2006, the Registrant entered into an agreement with Paul M. Cofoni, President of its U.S. Operations, to establish the CACI International Inc Supplemental Executive Retirement Plan ("Plan") under which Mr. Cofoni is entitled to receive annual retirement payments upon departure, for reasons other than cause, from the Company. The Plan was part of the employment offer to Mr. Cofoni, and replaces a portion of retirement benefits he would have received from his former employer. The Plan's annual benefit may equal up to $113,000 per year for retirement at or after age 65. The payments continue until Mr. Cofoni's death at which time annual survivor benefits of up to $89,000 will be paid to Mr. Cofoni's spouse. Registrant will fund the Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Arnold D. Morse

Arnold D. Morse Senior Vice President, Acting Director, Legal Division, and Assistant Secretary